UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2011 (December 7, 2011)

MEAD JOHNSON NUTRITION COMPANY

(Exact name of Registrant as Specified in Charter)

Delaware	001-34251	80-0318351
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026-8039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 832-2420

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2011, Peter Kasper Jakobsen, 49, the President—Americas of Mead Johnson Nutrition Company (the “Company”), was appointed as the Company’s new Executive Vice President & Chief Operating Officer, effective as of January 1, 2012.  Mr. Jakobsen has served as President—Americas since January 2009 and has been continuously employed by the Company since March 1998 in various capacities.  From October 2006 to January 2009, Mr. Jakobsen served as Senior Vice President—Asia Pacific.  From February 2004 to October 2006, Mr. Jakobsen served as Vice President—South Asia, and from June 2001 to June 2004, he served as General Manager—Philippines.

A copy of the press release, dated December 7, 2011, announcing Mr. Jakobsen’s appointment as Executive Vice President & Chief Operating Officer, effective January 1, 2012, is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press release of Mead Johnson Nutrition Company, dated December 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2011	MEAD JOHNSON NUTRITION COMPANY

	By:	/s/ William C. P’Pool
	Name:	William C. P’Pool
	Title:	Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Mead Johnson Nutrition Company, dated December 7, 2011.